UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2023
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 666-1038
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 22, 2023, Nikola Corporation (the “Company”) expects to consummate the sale of $40,000,000 in aggregate principal amount of series A-2 senior convertible notes (the “Notes”) to an investor (the “Offering”) party to that certain Securities Purchase Agreement, dated as of August 21, 2023 (the “Purchase Agreement”), which covers the sale of up to $325,000,000 in aggregate principal amount of senior convertible notes, in a registered direct offering. The Notes are convertible into shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to certain conditions and limitations. The Company estimates that the net cash proceeds will be approximately $39.8 million from the closing of the Offering, after deducting the estimated expenses of the Offering. The Offering is being made by the Company directly to the investor, without an underwriter or placement agent. The Company will not pay any selling commission to any party in connection with the Offering. The Company does not currently expect to sell additional notes under the Purchase Agreement.
The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-264068), which was declared effective by the Securities and Exchange Commission on April 14, 2022 (the “Registration Statement”). A prospectus supplement relating to the Offering, together with the accompanying base prospectus included in the Registration Statement has been filed with the SEC on September 22, 2023.
The Notes will be issued pursuant to the second supplemental indenture (the “Second Supplemental Indenture”), dated as of September 22, 2023, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The Second Supplemental Indenture supplements the indenture entered into by and between the Company and the Trustee, dated as of August 21, 2023 (the “Base Indenture”). The Notes will mature on September 22, 2024, subject to extension at the option of the noteholders in certain instances. With respect to the other material terms of the Notes, reference is made to the disclosure in Item 1.01 of the Current Report on Form 8-K filed on August 21, 2023, which is incorporated herein by reference.
The foregoing summaries of the Base Indenture, the Second Supplemental Indenture, the Notes and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text thereof, as applicable, which are attached as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
4.1
Indenture by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated August 21, 2023 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2023).

4.2	Second Supplemental Indenture (including Form of Series A-2 Senior Convertible Note) by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated September 22, 2023.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1
Securities Purchase Agreement, dated August 21, 2023, by and between Nikola Corporation and the investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2023).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2023

NIKOLA CORPORATION

	By:	/s/ Anastasiya Pasterick
Anastasiya Pasterick
Chief Financial Officer